SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

Haverty Furniture Companies
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HAVERTY FURNITURE COMPANIES, INC.
780 Johnson Ferry Road
Suite 800
Atlanta, Georgia 30342

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 4, 2001

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of Haverty Furniture Companies, Inc., a Maryland corporation (the “Company”) will be held at 10:00 a.m., on Friday, May 4, 2001, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, for the following purposes:

•	To elect twelve Directors for terms of one year and until their successors are elected and qualified, three of whom shall be elected by holders of Common Stock and nine of whom shall be elected by holders of Class A Common Stock.

•	To ratify and approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of the Company’s Common Stock reserved and made available for sale under the Plan by 500,000 shares; and

•	To ratify and approve an amendment to the 1998 Stock Option Plan of the Company to increase the number of shares reserved and made available for sale under the Plan by 2,000,000; and

•	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     The Board of Directors has fixed the close of business on March 16, 2001, as the record date for the meeting. This means that stockholders at the close of business on that date are entitled to receive this notice of the meeting, and vote at the meeting.

By order of the Board of Directors Jenny Hill Parker Vice President, Secretary and Treasurer

Atlanta, Georgia March 23, 2001 WE URGE EACH STOCKHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING.

HAVERTY FURNITURE COMPANIES, INC.
780 Johnson Ferry Road
Suite 800
Atlanta, Georgia 30342

Annual Meeting of Stockholders

PROXY STATEMENT

     Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf at the 2001 Annual Meeting of Stockholders of Haverty Furniture Companies, Inc., (the “Company”). The Meeting will be held on May 4, 2001, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, beginning promptly at 10:00 a.m. local time. We anticipate that this Proxy Statement and the accompanying proxy will first be mailed to our stockholders on or about March 23, 2001.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	Why am I receiving this Proxy Statement and proxy card?

A:	You are receiving a Proxy Statement and proxy card from us because you own shares of our stock. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Q:	What am I voting on?

A:	You will be voting on the following:

•	The election of directors;

•	To increase the number of shares reserved and made available for sale under the Company’s Employee Stock Purchase Plan;

•	To increase the number of shares reserved and made available for sale under the 1998 Stock Option Plan of the Company.

Q:	Why are there two groups of Directors?

A:	The owners of Common Stock and Class A Common Stock vote as separate classes in the election of directors. The owners of Common Stock are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election. The owners of Class A Common Stock are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election.

Q:	Who is entitled to vote?

A:	You may vote if you owned stock as of the close of business on March 16, 2001. With respect to all stockholder matters, owners of Common Stock are entitled to one vote for each share held. The owners of Class A Common Stock are entitled to ten votes for each share held except for the election of directors, which owners are entitled to one vote for each share held. As of March 16, 2001, we had 16,098,224 shares of the Company’s $1.00 par value of Common Stock and 4,745,614 shares of the Company’s $1.00 par value of Class A Stock outstanding.

Q:	What is the difference between a stockholder “of Record” and a stockholder who holds stock in “Street Name”?

A:	If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name.

Q:	How do I vote before the meeting?

A:	You have three voting options:

•	Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

•	By telephone through the number shown on your proxy card; or

•	By mail by completing, signing and returning the enclosed proxy card.

If you hold your shares in street name, whether you can vote by telephone or the internet depends on the bank’s or broker’s voting processes. Please follow the directions on your proxy card carefully.

Q:	Can I vote at the meeting?

A:	You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Q:	Can I change my mind after I vote?

A:	You may change your vote at any time before the polls close at the meeting. You may do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, (2) voting again by telephone or over the internet prior to 11:59 p.m. Eastern Standard Time on May 3, 2001 or (3) voting again at the meeting.

Q:	What is a proxy?

A:	It is your legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you sign the proxy card, you appoint Dennis L. Fink and Jenny H. Parker as your representatives at the meeting.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

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Q:	What if I return my proxy card but do not provide voting instructions?

A:	Proxies that are signed and returned but do not contain instructions will be voted “For” each of the matters set forth in the Notice accompanying this Proxy Statement.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Bank, which may be reached at 1-800-568-3476.

Q:	Will my shares be voted if I do not provide my proxy?

A:	Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers’ unvoted shares, which are referred to as “broker non-votes,” on certain “routine” matters, including the election of directors. Shares represented by broker non-votes are counted for purposes of establishing a quorum. At our meeting, shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors, but will not be counted for all other matters to be voted on because these other matters are not considered “routine” under the applicable rules. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Q:	How are the Company’s shares in the Havertys 401(k) Savings Plan and Retirement Plan and Trust voted?

A:	The Trustees of the Plans vote the shares in accordance with instructions from the Company’s Employee Benefits and Stock Option Committee of the Board of Directors.

Q:	How many votes must be present to hold the meeting?

A:	Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 16, 2001, must be present in person or by proxy at the meeting. This is referred to as a quorum.

Q:	How many votes are needed to elect Directors?

A:	The nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted, whether by broker non-vote (which is described above), or otherwise, will have no impact on the election of directors. Unless a properly executed proxy card is marked “Withhold Authority,” the proxy given will be voted “For” the nominees for director.

Q:	How many votes are needed to approve the increase in the number of shares reserved and made available for sale under the Company’s Employee Stock Purchase Plan and 1998 Stock Option Plan?

A:	Each of the proposals will be considered separately. Both amendments must receive the “For” vote of a majority of all votes cast at the meeting on the proposal, provided that the total votes cast represent over 50% in interest of all shares entitled to vote on the proposal. A properly executed proxy card marked “Abstain” with respect to these proposals will not be voted. Accordingly, abstentions will have the effect of a vote “Against” these proposals.

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Q:	Can my shares be voted on matters other than those described in this Proxy Statement?

A:	Yes. The Company has not received proper notice of, and is not aware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement. If any other item or proposal properly comes before the meeting, the proposal will be voted upon in accordance with the discretion of the appointed proxies.

Q:	Are votes confidential?

A:	We will continue our long-standing practice of holding the votes of all stockholders in confidence from Directors, Officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote.

Q:	Who will count the votes?

A:	ADP, an independent tabulator, will count the vote.

Q:	How is this Proxy Solicitation being conducted?

A:	The Company bears all costs of this solicitation and distribution of proxy materials. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

Q:	Can I access future Annual Meeting materials through the internet rather than receiving them by mail?

A:	Yes. If you vote via the internet, you can also sign up for electronic delivery of future proxy materials. Just follow the instructions that appear after you finish voting at www.proxyvote.com You will receive an e-mail next year notifying you of the web site containing the 2001 Annual Report and the Proxy Statement for the 2002 Annual Meeting.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following information is provided with respect to all persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company’s Common Stock and/or Class A Common Stock as of February 28, 2001. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned and Percent of Class	Class A Common Stock Beneficially Owned and Percent of Class
Rawson Haverty	*	1,180,374 (a)
780 Johnson Ferry Road, Suite 800		24.87%
Atlanta, Georgia 30342

Clarence H. Ridley	*	486,366 (b)
780 Johnson Ferry Road, Suite 800		10.25%
Atlanta, Georgia 30342

Mrs. Betty Haverty Smith	*	455,978 (c)
158 West Wesley Road, N.W		9.61%
Atlanta, Georgia 30305

Frank S. McGaughey, Jr., and Ridge Partners, L.P.	*	408,510 (d)
3180 Lemons Ridge		8.61%
Atlanta, Georgia 30339

Bank of America Corporation	*	338,838 (e)
NationsBank Corporate Center		7.14%
100 N. Tryon Street
Charlotte, North Carolina 28255

Dimensional Fund Advisors, Inc.	979,500 (f)	*
1299 Ocean Avenue - 11th Floor	6.09%
Santa Monica, California 90401

T. Rowe Price Associates, Inc.	847,700 (g)	*
100 E. Pratt Street	5.27%
Baltimore, Maryland 21202

*	Less than 5% of outstanding shares of class.

(a)	Of this amount, Mr. Haverty has shared voting power with respect to 210,990 shares and shared invest-ment and voting power with respect to 229,648 shares.

(b)	Of this amount, Mr. Ridley has sole investment and voting power with respect to 383,020 shares, shared investment and voting power with respect to 54,086 shares, and has sole voting power with respect to 49,260 shares.

(c)	The shares shown were reported to be held as of 9/13/99 by Mrs. Smith in a Schedule 13D filed with the Securities and Exchange Commission. Of this amount Ms. Smith has shared voting and investment power with respect to 14,720 shares.

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(d)	The shares shown were reported to be held as of 12/31/99 by Frank S. McGaughey, Jr., and Ridge Partners, L.P. (“Ridge Partners”) in a Schedule 13G filed with the Securities and Exchange Commission. Mr. McGaughey is the general partner of Ridge Partners and disclaims beneficial ownership of the shares beneficially owned by Ridge Partners, except to the extent of his partnership interest.

(e)	The shares shown were reported to be held beneficially as of 12/31/00 by Bank of America Corporation in a Schedule 13G filed with the Securities and Exchange Commission. The amount shown includes 210,990 shares for which Mr. Haverty has shared voting power and 42,584 shares for which he has shared investment and voting power. Accordingly, these shares are also included in Mr. Haverty’s beneficial ownership.

(f)	The shares shown were reported to be held beneficially as of 12/31/00 by Dimensional Fund Advisors, Inc. in a Schedule 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares shown in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(g)	The shares shown were reported to be beneficially held as of 12/31/00 by T. Rowe Price Associates, Inc. in a Schedule 13G filed with the Securities and Exchange Commission. The shares are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

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     The following information is provided with respect to the number of shares of the Company’s Common Stock and/or Class A Common Stock beneficially owned as of February 28, 2001, by (i) a director not standing for reelection, (ii) an executive officer who is not a director or nominee and is named in the Summary Compensation Table and (iii) all executive officers and directors as a group. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

Name or Number of Persons in Group	Common Stock Beneficially Owned and Percent of Class		Class A Common Stock Beneficially Owned and Percent of Class

Lynn H. Johnston	67,557	(a)	600
	*		*

Dennis L. Fink	174,695	(b)	—
	1.09%

17 Executive Officers and Directors as a Group	1,951,902	(c)	2,019,014 (d)
	12.13%		42.54%

*	Less than 1% of outstanding shares of class.

(a)	This amount includes unexercised options to purchase 30,000 shares.

(b)	This amount includes unexercised options to purchase 96,757 shares which are presently exercisable or which will become exercisable on or before April 30, 2001.

(c)	Of this amount, the persons included in this group have shared voting power with respect to 19,000 shares and have shared voting and investment power with respect to 170,654 shares. This amount also includes 869,146 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2001.

(d)	Of this amount, the persons included in this group have shared voting and investment power with respect to 292,574 shares and shared voting power with respect to 210,990 shares and sole voting power with respect to 49,260 shares.

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PROPOSALS 1 AND 2 – ELECTION OF DIRECTORS

     The Company’s Articles of Incorporation, as amended, provide for the Board of Directors to be elected annually, with stockholders of each of the two classes of common stock voting separately by class. The holders of Common Stock of the Company are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election; and the holders of Class A Common Stock of the Company are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election.

     The Board of Directors has nominated twelve persons for election as directors at the 2001 Annual Meeting of Stockholders, three of whom will be elected by the holders of Common Stock and nine of whom will be elected by the holders of Class A Common Stock.

     Unless otherwise instructed, it is intended that proxies will be voted FOR the election of the twelve nominees named below. A plurality of all votes cast at the meeting by the holders of Class A Common Stock is sufficient for the election of the nine nominees standing for election by the holders of that class. A plurality of all votes cast at the meeting by the holders of Common Stock is sufficient for the election of the three nominees standing for election by the holders of that class.

     Based on information supplied by them, set forth below is certain information concerning the nominees for election by holders of Class A Common Stock and the nominees for election by holders of Common Stock. Unless otherwise indicated, the amounts shown represent the number of shares over which the person has sole voting and investment powers as of February 28, 2001. Ownership which is less than 1% of the total outstanding class is designated with an asterisk (*).

Nominees for Election by Holders of Class A Common Stock

			Security Ownership and Percent of Class
Name and Year First Became a Director	Age	Principal Occupation	Common Stock		Class A Common Stock
Rawson Haverty(a)	80	Chairman Emeritus of Company	406,116	(b)	1,180,374	(c)
1947		since January 2001; Chairman	2.52%		24.87%
		of the Board (1984-2000);
		President (1955-1984) and
		Chief Executive Officer
		(1955-1990)

Clarence H. Ridley(d)	58	Chairman of the Board of	48,903	(e)	486,366	(f)
1979		Company since January 2001;	*		10.25%
		Partner of King & Spalding,
		Attorneys
		(1977-2000)

Fred J. Bates	65	Regional Manager and	134,344	(g)	79,646
1981		General Manager of	*		1.68%
		Company’s Dallas, Texas,
		operations since 1979

John E. Slater, Jr.	66	President and Chief	291,050	(h)	7,416	(i)
1983		Executive Officer of	1.81%		*
		Company since 1994;
		Executive Vice President
		(1993-1994) and Chief
		Operating Officer
		(1992-1994)

Robert R. Woodson(j)	68	Retired; Chairman of the	88,995	(k)	18,000
1987		Board of John H. Harland	*		*
		Company (1992-1997); President
		(1984-1995)

Clarence H. Smith(l)	50	Chief Operating Officer of	110,597	(m)	78,364	(n)
1989		Company since May 2000; Senior	*		1.65%
		Vice President and
		General Manager, Stores,
		(1996-2000);Vice President,
		Operations and Development
		(1994-1996)

Rawson Haverty, Jr.(o)	44	Senior Vice President, Real	83,797	(p)	158,424	(q)
1992		Estate and Development of	*		3.34%
		Company since 1998; Vice
		President, Real Estate and
		Insurance Divisions (1992-1998)

Frank S. McGaughey, III	52	Partner of Powell,	53,588	(r)	—
1995		Goldstein, Frazer &		*
		Murphy, Attorneys, since 1980

M. Tony Wilkerson	55	Senior Vice President,	139,742	(s)	630	(t)
1999		Marketing of Company since 1994	*		*

(a)	Rawson Haverty is the father of Rawson Haverty, Jr., and uncle of Clarence H. Ridley and Clarence H. Smith.

(b)	Of this amount, Mr. Haverty has shared voting power with respect to 19,000 shares and shared voting and investment power with respect to 101,692 shares. This amount also includes unexercised options to purchase 120,000 shares.

(c)	Of this amount, Mr. Haverty has shared voting power with respect to 210,990 shares and shared voting and investment power with respect to 229,648 shares.

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(d)	Mr. Ridley is the nephew of Rawson Haverty and first cousin of Clarence H. Smith and Rawson Haverty, Jr.

(e)	Of this amount, Mr. Ridley has shared voting and investment power with respect to 1,860 shares. This amount also includes unexercised options to purchase 30,000 shares.

(f)	Of this amount, Mr. Ridley has shared voting and investment power with respect to 54,086 shares and sole voting power with respect to 49,260 shares.

(g)	This amount includes unexercised options to purchase 37,800 shares.

(h)	Of this amount, Mr. Slater has shared voting and investment power with respect to 50,802 shares. The shares shown include 135,562 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2001.

(i)	Of this amount, Mr. Slater has shared voting and investment power with respect to 300 shares.

(j)	Mr. Woodson is a director of Allied Holdings, Inc.

(k)	This amount includes unexercised options to purchase 30,000 shares.

(l)	Clarence H. Smith is the nephew of Rawson Haverty and first cousin of Clarence H. Ridley and Rawson Haverty, Jr.

(m)	Of this amount, Mr. Smith has shared voting and investment power with respect to 4,800 shares. The shares shown include unexercised options to purchase 43,850 shares.

(n)	Of this amount, Mr. Smith has shared voting and investment power with respect to 1,450 shares.

(o)	Rawson Haverty, Jr. is the son of Rawson Haverty and first cousin of Clarence H. Ridley and Clarence H. Smith.

(p)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 1,500 shares. This amount also includes unexercised options to purchase 74,600 shares.

(q)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 5,650 shares.

(r)	Of this amount, Mr. McGaughey has shared voting and investment power with respect to 10,000 shares. This amount also includes unexercised options to purchase 30,000 shares.

(s)	This amount includes 57,964 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2001.

(t)	Of this amount, Mr. Wilkerson has shared voting and investment power with respect to 240 shares.

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Nominees for Election by Holders of Common Stock

			Security Ownership and Percent of Class
Name and Year First Became a Director	Age	Principal Occupation	Common Stock		Class A Common Stock
L. Phillip Humann(a)	55	Chairman of the Board,	70,490	(b)	—
1992		President, and Chief Executive		*
		Officer, SunTrust Banks, Inc.
		since 1998; President
		since 1991

John T. Glover(c)	54	Vice Chairman of the Board of	40,437	(d)	—
1996		Post Properties, Inc. since		*
		March 2000; President
		(1984-2000)

Mylle B. Mangum(e)	52	Chief Executive Officer, MMS	13,659	(f)	—
1999		Incentives since 1999; Senior		*
		Vice President, Expense
		Management and Strategic
		Planning, CWT Holdings, Inc.
		(1997-1999); Executive Vice
		President, Strategic
		Management, member of Board of
		Directors and Executive
		Committee, Holiday Inn
		Worldwide (1992-1997)

(a)	Mr. Humann is a director of Coca-Cola Enterprises, Inc., Equifax, Inc., and Sun Trust Banks, Inc.

(b)	This amount includes unexercised options to purchase 30,000 shares.

(c)	Mr. Glover is a director of Post Properties, Inc.

(d)	This amount includes unexercised options to purchase 30,000 shares.

(e)	Ms. Mangum is a director of Scientific Atlanta, Inc., Reynolds Metals Company and Payless Shoe Source.

(f)	This amount includes unexercised options to purchase 12,000 shares.

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Board Committees and Attendance

     The Company has an Executive Committee which exercises all the powers of the Board of Directors in the management of the current and ordinary business of the Company during the intervals between the meetings of the Board of Directors as conferred by the Company’s By-Laws and as governed by law. The Executive Committee is composed of Rawson Haverty, Clarence H. Ridley, L. Phillip Humann, Lynn H. Johnston and John E. Slater, Jr. The Executive Committee held five meetings during fiscal 2000.

     The Company has no standing compensation committee; however, the Executive Committee determines salary and bonus arrangements for certain personnel, including the executive officers. See “Report of Executive Committee on Executive Compensation.”

     The Company has an Audit Committee composed of independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee,” included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors and each member of the Audit Committee is “independent” as defined under the listing standards of the New York Stock Exchange. A copy of this charter is included in Appendix A.

     The Company has an Employee Benefits and Stock Option Committee (the “Benefits and Option Committee”), which functions include the administering of the Company’s Qualified and Non-Qualified Stock Option Plans and the Employee Stock Purchase Plan. The Benefits and Option Committee also serves as Administrator for all formal employee benefit plans of the Company and oversees and gives guidance for all other employee benefit programs and policies of the Company. The Benefits and Option Committee is composed of non-employee directors appointed by the Board. Present members of the Benefits and Option Committee are Frank S. McGaughey, III, Lynn H. Johnston, and Robert R. Woodson. The Benefits and Option Committee held one meeting during fiscal 2000.

     The Company has no standing nominating or other standing committee performing similar functions.

     The Board of Directors held a total of four meetings and acted three times by unanimous written consent during fiscal 2000. Each incumbent director attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during the director’s period of service.

Report of the Audit Committee

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held two meetings during fiscal 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

John T. Glover, Audit Committee Chair
Robert R. Woodson, Audit Committee Member
Mylle B. Mangum, Audit Committee Member

March 21, 2001

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain officers and persons who own more than 10% of the outstanding Class A Common Stock or Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Class A Common Stock or Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended December 31, 2000, the Company’s officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and each of the four other most highly compensated officers of the Company (determined as of the end of the last fiscal year) (hereinafter referred to as the “Named Executive Officers”) for the fiscal years ended December 31, 2000, 1999 and 1998.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Other Annual Compensation ($)(b)	Securities Underlying Options (#)	All Other Compensation ($)(c)
John E. Slater, Jr.	2000	350,000	420,000	3,000	20,000	3,400
President and Chief	1999	325,000	375,000	3,000	25,000	3,200
Executive Officer	1998	275,000	300,000	3,000	10,000	3,200

Dennis L. Fink	2000	260,000	275,000	—	20,000	3,400
Executive Vice President	1999	240,000	260,000	—	25,000	3,200
and Chief Financial	1998	200,000	175,000	—	10,000	3,200
Officer

Clarence H. Smith	2000	220,000	235,000	3,000	20,000	3,400
Chief Operating Officer	1999	200,000	200,000	3,000	25,000	3,200
	1998	180,000	140,000	3,000	8,000	3,200

M. Tony Wilkerson	2000	220,000	215,000	3,000	16,000	3,400
Senior Vice President,	1999	200,000	200,000	3,000	20,000	3,200
Marketing	1998	180,000	140,000	—	8,000	3,200

Rawson Haverty, Jr.	2000	185,000	190,000	3,000	16,000	3,400
Vice President, Real	1999	165,000	185,000	3,000	20,000	3,200
Estate and Development	1998	150,000	120,000	3,000	8,000	3,200

(a)	The amount shown represents the total bonus awarded to the Named Executive Officer including any portion deferred under the Havertys Top Hat Mutual Fund Option Plan (see Mutual Fund Option Plan).

(b)	The amounts shown represent the annual retainer fees paid to those Named Executive Officers who are also directors for their services on the Company’s Board of Directors. One-half of the amount shown must be paid in shares of the Company’s Common Stock and at the election of the director, the remaining half may be paid in cash or shares as provided by the Directors’ Compensation Plan adopted by the Board of Directors and approved by stockholders in 1996.

(c)	The amounts shown represent Company contributions to the account of the Named Executive Officer pursuant to the Company’s 401(k) Plan.

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Stock Option Plans

     The following table provides certain information concerning individual grants of stock options made under the Company’s 1998 Stock Option Plan during the fiscal year ended December 31, 2000, to each of the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants				Alternative Grant Date Value (b)
Name	Number of Securities Underlying Options Granted (#) (a)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ Per Share)	Expiration Date	Grant Date Present Value (Using Black- Scholes Option Pricing Model) ($)
John E. Slater, Jr.	20,000	3.0%	11.625	10-26-2010	94,600

Dennis L. Fink	20,000	3.0%	11.625	10-26-2010	94,600

Clarence H. Smith	20,000	3.0%	11.625	10-26-2010	94,600

M. Tony Wilkerson	16,000	2.4%	11.625	10-26-2010	75,680

Rawson Haverty, Jr.	16,000	2.4%	11.625	10-26-2010	75,680

(a)	These options vest in annual increments of 25% beginning April 30, 2002, except for those issued to Mr. Slater which are vested 100% due to the acceleration of vesting for optionees reaching age 65.

(b)	These amounts are the result of calculations based upon the Black-Scholes pricing model. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved or if achieved, will exist at the time of any option exercise.

Assumptions Used for Black-Scholes Model:

Grant Date	10-26-0	0	Contractual Term (Years):	10
Risk-Free Rate(i):	6.2%		Expected Life (Years):	6
Exercise Price:	$11.625		Dividend Yield:	1.5%
Share Price on Grant Date:	$11.625		Black-Scholes Option Value:	$4.73
Volatility(ii):	38.7%

(i)	Based on US Stripped Treasury Securities with similar maturities to the expected life of the option term.

(ii)	Based on 386 consecutive beginning-of-week stock prices.

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Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-end Option Values

     The following table provides certain information concerning the exercise of stock options during the fiscal year ended December 31, 2000, by the Named Executive Officers and the fiscal year end value of unexercised options held by such persons under the Company’s 1988 Incentive Stock Option Plan, 1993 Non-Qualified Stock Option Plan and 1998 Stock Option Plan:

	Options Exercised in 2000		All Outstanding Options
Name	Shares Acquired on Exercise (#)	Value Realized ($) (a)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($) (a)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John E. Slater, Jr.	20,000	107,500	135,000	—	212,184	—

Dennis L. Fink	67,500	362,812	96,250	48,750	286,560	—

Clarence H. Smith	—	—	43,850	45,150	84,874	—

M. Tony Wilkerson	2,246	6,176	57,600	37,400	152,374	—

Rawson Haverty, Jr.	20,000	102,500	74,600	37,400	211,248	—

(a)	Values are calculated by subtracting the exercise price from the fair market value of the stock as of the exercise date or year-end, as appropriate.

Retirement Plan

     The Company maintains a tax-qualified, non-contributory defined benefit retirement plan (the “Retirement Plan”). All employees of the Company are eligible to participate upon completion of one year of service and reaching age 21. Officers are eligible to participate in the Retirement Plan, but directors are not eligible unless they are also full-time employees. Annual contributions to the Retirement Plan are made in amounts determined by the Retirement Plan’s actuaries to be sufficient to fund the benefits to be paid and to meet regulatory requirements.

     The Retirement Plan provides for the payment of fixed monthly benefits upon an employee’s normal retirement at age 65. Benefits may also be paid upon early retirement as provided in the Retirement Plan. Benefits upon retirement are based upon years of service (up to a maximum of 40 years for calculating such benefits) and final average earnings. “Final average earnings” means the average annual earnings for the five consecutive years in which a participant had the highest earnings during the last ten years of employment. Compensation for purposes of computing annual benefits under the Retirement Plan includes basic salary, wages, overtime pay, bonuses, commissions, amounts contributed to the 401(k) plan by the employee and other direct compensation included in the IRS Form W-2.

     The table below illustrates the estimated annual benefits payable upon retirement under the Retirement Plan to persons in specified years of service and compensation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement during 2001. The compensation amounts shown are compensation in the final year of employment. For purposes of determining final average earnings, a 5% per year increase in earnings was used for prior years.

	Years of Service
2000 Compensation	15	20	25	30		35		40 or More
$ 50,000	$ 4,868	$ 6,491	$ 8,114	$ 9,737		$ 11,359		$ 12,982
100,000	12,369	16,492	20,615	24,738		28,861		32,984
150,000	19,870	26,493	33,117	39,740		46,363		52,987
200,000*	27,371	36,494	45,618	54,742		63,865		72,989
250,000*	34,872	46,495	58,119	69,743		81,367		92,991
300,000*	42,372	56,497	70,621	84,745		98,869		112,993
350,000*	49,873	66,498	83,122	99,746		116,371		132,995
400,000*	57,374	76,499	95,623	114,748		133,873		152,997	*
450,000*	64,875	86,500	108,125	129,750		151,375	*	173,000	*
500,000*	72,376	96,501	120,626	144,751	*	168,877	*	193,002	*
550,000*	79,876	106,502	133,127	159,753	*	186,378	*	213,004	*

*	Under existing federal laws, earnings used to calculate benefits under the Retirement Plan may not exceed $170,000 for 2000 and 2001. Also, annual benefits under the Retirement Plan may not exceed $135,000 for 2000, and $140,000 for 2001 regardless of the benefit amount otherwise produced by the Retirement Plan formula. These limits are subject to future adjustments for cost of living increases. Annual benefits in the above table do not reflect either of these limits, and are in addition to any amounts payable from Social Security.

The years of service accrued to the Named Executive Officers are as follows:

Employee	Years of Service Accrued As of 12/31/00
John E. Slater, Jr.	44
Dennis L. Fink	8
M. Tony Wilkerson	24
Clarence H. Smith	27
Rawson Haverty, Jr.	17

Supplemental Executive Retirement Plan

     On November 3, 1995, the Board of Directors adopted a non-qualified Supplemental Executive Retirement Plan (the “Plan”), effective January 1, 1996, for the benefit of those employees whose retirement benefits would otherwise be reduced by the limitation imposed by federal pension law and I.R.S. regulations on the amount of compensation that may be taken into account in computing benefits under a defined benefit retirement plan. Federal pension law and I.R.S. regulations currently prohibit providing benefits on annual compensation above $170,000 for 2000 and 2001. Under the provisions of the 1996 Supplemental Plan, participation in the Plan will be automatic for any employee who has pay that cannot be included in computing benefits under the Company’s defined benefit Retirement Plan because it exceeds the I.R.S. limit; however, the total amount of annual retirement benefits that may be paid to an eligible participant in the Plan from all sources (Retirement Plan, Social Security and the 1996 Supplemental Plan) may not exceed $125,000. [See “Retirement Plan” (p. 18) for information on the amount ofbenefits which the Named Executive Officers are eligible to receive upon retirement.]

Mutual Fund Option Plan

     On January 15, 1999, the Board of Directors adopted the Havertys Top Hat Mutual Fund Option Plan (“the Plan”). The Plan covers certain executives and employees as designated by the Executive Committee of the Board of Directors. The Plan is designed to accumulate retirement funds for selected employees, including the executive officers. The Plan allows participants to defer up to 100% of their bonus compensation in exchange for an option to buy selected mutual funds at a discount equal to the bonus he or she would have otherwise received. The Plan required participants to defer 100% of their 1998 awarded bonus compensation and subsequent bonuses are deferrable, all or in part, by advance election by covered employees. The Plan is administered by the Company.

Agreements with Executives Regarding Change in Control

     On February 7, 1997, the Board of Directors approved an agreement (the “Agreement” or “Agreements”) between the Company and certain executive officers of the Company, including each of the Named Executive Officers. These Agreements provide for certain cash payments and continuation of benefits in the event of a Change in Control or Potential Change in Control of the Company, as defined in the Agreement. Generally, a “Change in Control” shall be deemed to have occurred if (i) any person becomes a beneficial owner of 20% or more of the combined voting power of the Company’s outstanding securities (other than Rawson Haverty, Mrs. Betty Haverty Smith, Clarence H. Ridley, John Rhodes Haverty, M.D., and Frank S. McGaughey, Jr., and their spouses, lineal descendants, heirs, administrators or representatives), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director approved by two-thirds of the directors then in office cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or statutory share exchange with any other corporation (other than a transaction which results in the Company’s outstanding voting securities prior thereto continuing to represent at least 75% of the combined voting power of the Company’s outstanding securities, or a transaction in which no person acquires more than 50% of the combined voting power of the Company’s outstanding securities), or (iv) the stockholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company’s assets. Messrs. John E. Slater, Jr., Clarence H. Smith, Dennis L. Fink and M. Tony Wilkerson have entered into agreements providing for the following:

     Upon termination of the Executive’s employment following a Change in Control and during the term of the Agreement, unless termination is for cause, by reason of death, disability or retirement, or by the Executive without “Good Reason“as defined in the Agreement, or if termination occurs prior to a Change in Control but following a Potential Change in Control in which the Company has entered into an agreement, the consummation of which will constitute a Change in Control, the Company will:

(a)	pay to the Executive a lump severance payment in cash equal to the sum of (1) the higher of two times the Executive’s annual base salary in effect immediately prior to the event upon which the notice of termination is based or two times the average of the Executive’s annual base salary for the three years immediately prior to the event upon which the notice of termination is based, and (2) the higher of two times the amount paid to the Executive as an annual discretionary bonus in the year preceding the year in which the date of termination occurs or two times the average amount paid in the three years preceding that in which the date of termination occurs;

(b)	pay to the Executive a lump sum amount in cash equal to the sum of any annual discretionary bonus which has been allocated or awarded to the Executive for a complete fiscal year preceding the date of termination but has not yet been paid and a pro rata portion of an annual discretionary bonus for the fiscal year in which the date of termination occurs (based upon the discretionary bonus paid or awarded in the most recently completed fiscal year);

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(c)	at the option of the Executive, repurchase of all options held by the Executive for a lump sum amount in cash equal to the product of the spread (the value of one share of stock less the per share exercise price) times the number of shares covered by each option. The value of the stock for purposes of determining the spread shall be the higher of the current market value per share or the highest per share price paid for shares within the six months preceding or after any Change in Control;

(d)	for 24 months after the date of termination, arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the notice of termination.

     In addition, following a Change in Control and during the term of the Agreement, during any period that the Executive fails to perform full-time duties as a result of incapacity due to physical or mental illness, the Company will pay the Executive’s full salary together with all compensation and benefits payable to the Executive until the Executive’s employment is terminated by the Company for disability. If the Executive’s employment is terminated for any reason following a Change in Control and during the term of the Agreement, the Company will pay the Executive’s full salary through the date of termination together with all compensation and benefits payable through the date of termination, and will pay the Executive’s normal post-termination compensation and benefits as such payments become due in accordance with the Company’s retirement, insurance and other compensation or benefit plans or programs.

     Rawson Haverty, Jr., has also entered into an Agreement with the Company on identical terms and conditions described above, except that the severance payments with respect to annual base salary and bonus shall be with respect to one year’s base salary and one year’s annual bonus (or the average of the annual salary and the annual bonus over the pervious three years, whichever is higher) as opposed to twice such amounts, and post-termination insurance benefits shall be provided for 12 months after termination as opposed to 24 months.

     The Company may reduce payments under any Agreement in accordance with provisions of the Agreement in order to insure that the total payments to an Executive will be deductible pursuant to Section 280G of the Internal Revenue Code of 1986, as amended. The term of each Agreement commenced on January 1, 1997, and will continue in effect through December 31, 1997, renewing on January 1, 1998, and each January 1 thereafter for a period of one year unless earlier terminated under the Agreement or in the event a Change of Control occurs prior to such January 1. If a Change in Control occurs during the term of the Agreement, the Agreement will continue in effect for a period of not less than 36 months beyond the month in which the Change in Control occurred.

Compensation of Directors

     Annual retainer fees to directors, paid semi-annually each year on May 1 and November 1, total $3,000 for employee directors and $15,000 for non-employee directors. Pursuant to the Directors’ Compensation Plan adopted by the Board of Directors and approved by stockholders in 1996, the semi-annual portion of the annual retainer fee to be paid on May 1 each year shall be paid in shares of the Company’s $1 par value Common Stock equal to the fair market value of such stock at the close of the market on that day. At the election of the director, the remaining portion of the annual retainer fee may be paid in shares of Common Stock. In addition to the annual retainer, each non-employee director receives a fee of $600 for attendance at each Board meeting and each meeting of a Board committee on which he serves, except that a non-employee director who serves as chairman of a Board committee receives $700 for attendance at each meeting of the committee which he chairs.

     The Company maintains a Directors’ Deferred Compensation Plan that permits all directors who choose participation in the Plan to defer to a future date receipt of payment of retainer fees and/or meeting fees (meeting fees being applicable only to non-employee directors) which would otherwise be paid in cash or in shares of Common Stock for their services as directors and members of committees of the Board of Directors. Under the Plan, such deferred fees (to be accrued in a director’s account in the form of an equivalent number of shares of Common Stock and/or cash), plus accrued interest (at a rate determined annually by the Executive Committee in accordance with the Plan), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments on the date or dates that had been pre-determined and elected by such director upon his initial election to participate in the Plan, or in accordance with the terms of the Plan. Six directors will participate in the Plan in 2001.

     Pursuant to an automatic grant provision under the Company’s 1998 Stock Option Plan, the Plan authorizes that each non-employee director of the Company be granted, on a pre-determined date annually, an option to purchase 6,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of such stock on the date of grant. On October 31, 2000, options were granted to the seven non-employee directors of the Company covering an aggregate of 42,000 shares of Common Stock at an exercise price per share of $11.25. Such options were granted to John T. Glover, L. Phillip Humann, Lynn H. Johnston, Mylle B. Mangum, Frank S. McGaughey, III, Clarence H. Ridley and Robert R. Woodson.

Additional Information With Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     Although the Company does not have a Compensation Committee of the Board of Directors, the Executive Committee has performed the function of determining executive officer compensation. During the fiscal year ended December 31, 2000, the Executive Committee was comprised of five members: Rawson Haverty (Chairman Emeritus since January 1, 2001, Chairman of the Board from 1984 to 2000), John E. Slater, Jr. (President and Chief Executive Officer), Clarence H. Ridley (Chairman of the Board since January 2001, Partner of King & Spalding, Attorneys from 1977 to 2000), L. Phillip Humann, and Lynn H. Johnston.

     L. Phillip Humann, a director of the Company and a member of the Executive Committee of the Board of Directors, is Chairman of the Board of Directors, President, and Chief Executive Officer of SunTrust Banks, Inc. SunTrust Banks, Inc. and its subsidiaries provide commercial banking, trust and transfer agent services to the Company on terms comparable to other customers similarly situated. As of December 31, 2000, the Company’s indebtedness to SunTrust Banks, Inc. totaled $61.3 million.

Certain Relationships and Related Transactions

     See “Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions” above, which describes certain business relationships between the Company and certain of its directors.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement in, whole or in part, the following Report of Executive Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION

     The Company has no standing compensation committee; however, the Executive Committee of the Board of Directors determines salary and bonus arrangements for all executive officers of the Company, including the Chief Executive Officer. The Executive Committee is composed of Rawson Haverty, John E. Slater, Jr., Clarence H. Ridley, L. Phillip Humann, and Lynn H. Johnston.

     The Executive Committee (the “Committee”) reviews and approves the proposed compensation of the Company’s Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Committee reviews all awards made to executives under the Company’s stock plans and its other incentive compensation plans.

     Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company’s executives with those of its stockholders. The objectives of the Company’s compensation program are to:

•	Support the achievement of the Company’s strategic operating objectives;

•	Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance;

•	Align the executives’ financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company and individual performance); and

•	Provide a strategic balance among short, medium and long-term compensation such that it encourages a balanced perspective on the part of the executive between short-term profit goals and long-term value creation.

     The Company’s executive compensation program consists of base salary, annual cash incentive compensation in the form of performance bonuses, long-term incentive compensation in the form of stock options, supplemental executive benefits and various other benefits, including life and medical insurance plans.

     Base Salaries: It is the Committee’s objective to maintain base salaries that are reflective of the financial performance of the Company and the individual executive’s experience, responsibility level and performance, and that are competitive with the salary levels offered to executives sought out by other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company and companies of similar size and complexity of operations. The Committee intends to monitor the salaries of all corporate officers annually and to make any adjustments it deems necessary and appropriate.

     Bonuses: For fiscal 2000, the annual bonuses available to the Company’s market area and regional managers and corporate executive officers were based upon quantitative measures of the Company’s financial performance as measured by profits before bonuses, LIFO provision and income taxes (“corporate profits”). Market area and regional manager bonuses are based on a pre-set formula related to annual profits produced in such area or region. Bonus amounts for executive officers, department heads and other key persons are based on the profits of the Company and assessment of individual contribution. These bonuses are determined subjectively by the Executive Committee.

     Total bonuses earned for fiscal year 2000 by 89 individuals amounted to $4,953,000, an increase of $443,000, or 9.8%, as compared to the 1999 bonuses. Of this amount 27.0% was earned by the five officers holding the five most highly compensated positions during fiscal year 2000.

     In 1998, corporate profits increased 24.7% from the prior year, and net income of the Company increased 25.8%, as compared to an overall increase in bonuses of 25.0%. In 1999, corporate profits increased 56.3% from the prior year, and net income of the Company increased 62.8%, as compared to an overall increase in bonuses of 38.8%. In 2000, corporate profits increased 7.3% from the prior year, and net income of the Company increased 1.6%, as compared to an overall increase in bonuses of 9.8%. Earnings per share (on a pro forma basis) increased 9.2% to $1.31.

     Equity Incentives: The Company’s 1998 Stock Option Plan currently is the basis for the Company’s long-term incentive plan for executives and key employees. The purpose of the 1998 Stock Option Plan is to promote the interests of the Company and its shareholders by providing officers and other employees (including directors who are employees) of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company.

     During fiscal year 2000, option awards were made to approximately 213 of the Company’s employees covering an aggregate of 657,000 shares of Common Stock (some of which are contingent upon stockholder approval of Proposal 4) including the named executive officers. All options were granted with an exercise price equal to the fair market value of the Company’s Common Stock at the date of grant and have a term of ten years. The options become exercisable beginning up to one year from the date of grant with annual vesting schedules based on the number of shares per individual grant. Grants of under 2,000 shares vest within one year; grants of 2,000 up to 5,000 shares vest ratably over two years; grants of 5,000 up to 10,000 shares vest 30%, 30% and 40% over three years; and grants of 10,000 or more shares vest ratably over four years. Additionally, vesting is accelerated for optionees reaching age 65, such that any remaining options are fully vested.

     Chief Executive Officer: In setting the Chief Executive Officer’s compensation, the Committee considers salary, bonus and stock options as discussed above. The principal burden of corporate management decisions is carried by a Management Committee that is appointed by the Chief Executive Officer and which is currently comprised of those officers holding the positions of Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President of Marketing, Senior Vice President, Real Estate and Development, Chief Information Officer, Vice President, Advertising and Internet Strategies, and Vice President, Human Resources; however, the Chief Executive Officer bears final responsibility for such management decisions.

     Traditionally, the compensation of the Chief Executive Officer and other executive officers has increased or decreased in relation to the profitability of the Company, as well as its market position and in light of competitive compensation levels. Based upon a review of available information on public companies as discussed above, the Executive Committee believes that the compensation of the Chief Executive Officer of the Company is comparable to the compensation of chief executive officers of other such companies.

     Section 162(m): To the extent readily determinable and as one of the factors in its consideration of the various components of executive compensation, the committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options and exercises under the mutual fund option plan) depend upon the timing of an executive’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee’s control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances be able to limit executive compensation to that amount deductible under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Executive Committee, Board of Directors

Rawson Haverty	L. Phillip Humann

Clarence H. Ridley	Lynn H. Johnston

John E. Slater, Jr.

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STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock and Class A Common Stock against the cumulative total return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores Index and the S & P Smallcap 600 Index for the period of five years commencing December 31, 1995, and ending December 31, 2000.

     The graph below assumes that the value of the investment in the Company’s Common Stock or Class A Common Stock and each index was $100 on December 31, 1995, and that all dividends were reinvested.

COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
HAVERTY FURNITURE COMPANIES, INC.
NYSE/AMEX/NASDAQ HOME FURNISHINGS & EQUIPMENT STORES AND
THE S&P SMALLCAP 600 INDICES

     The Company is also presenting a ten-year performance graph in this proxy statement as an alternative benchmark to give a longer-term perspective.

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock and Class A Common Stock against the cumulative total return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores Index and the S & P 600 Smallcap Index for the period of ten years commencing December 31, 1990, and ending December 31, 2000.

     The graph below assumes that the value of the investment in the Company’s Common Stock or Class A Common Stock and each index was $100 on December 31, 1990, and that all dividends were reinvested.

COMPARISON OF TEN YEAR TOTAL RETURN AMONG
HAVERTY FURNITURE COMPANIES, INC.
NYSE/AMEX/NASDAQ HOME FURNISHINGS & EQUIPMENT STORES AND
THE S&P SMALLCAP 600 INDICES.

PROPOSAL 3 – PROPOSAL TO AMEND THE COMPANY’S
EMPLOYEE STOCK PURCHASE PLAN

     In February 1992, the Company adopted its Employee Stock Purchase Plan (the “Plan”) and reserved 1,500,000 shares to cover options to be granted.

     The purpose of the Plan is to encourage and enable eligible employees of the Company and any of its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company’s growth and earnings. Participation in the Plan is not granted to non-employee Directors. Messrs. Rawson Haverty and Clarence H. Ridley are not eligible to participate. Named Executive Officers and Directors — Messrs. Rawson Haverty, Jr. and Clarence H. Smith are also not eligible to participate. The remaining Directors and Named Executive Officers and current executive officers generally participate in the Plan.

     As of the end of 2000, there remained 165,307 shares available to be offered for sale under the Plan. The Board of Directors believes it to be in the best interests of the Company and its stockholders to increase the number of shares reserved and made available for sale under the Plan. On October 26, 2000, the Board of Directors approved, subject to stockholder approval at the 2001 Annual Meeting of Stockholders, an amendment to the Plan to increase the number of shares available for sale under the Plan by 500,000 shares, from 1,500,000 to a total of 2,000,000.

     A copy of the proposed amendment to the Plan is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference. The amendment must be approved by a majority of all votes cast at the meeting on the proposal, provided that the total votes cast represent over 50% in interest of all shares entitled to vote on the proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

Description of Plan

     General. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     Shares Reserved for Plan. The Shares of the Company’s Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan is currently 1,500,000 (giving effect to the June 30, 1993 stock split and the August 25, 1999 stock split) The Shares reserved may be issued and sold pursuant to one or more offerings under the Plan. With respect to each offering, the Board of Directors, or the Committee, will specify the number of Shares to be made available, the commencement date and the termination date of the applicable Offer Period and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate. In no event shall the Offer Period for any offering exceed 27 months. As of March 13, 2001, the Market Price of the Company’s Common Stock was $13.15, and the value of all shares currently reserved under the Plan was approximately $19.7 million.

     Administration of the Plan. The Plan is administered by the Employee Benefits and Stock Option Committee (the “Committee”). Subject to the provisions of the Plan, the Committee is vested with full authority to make, administer and interpret such equitable rules and regulations regarding the Plan as it may deem advisable.

     The Committee may request that the management of the Company appoint a “Plan Administrator” to carry out the administrative and ministerial functions necessary to implement the determinations, decisions and actions of the Committee with respect to any offering under the Plan.

     Offerings. The Plan is implemented by offerings made by the Company from time to time as determined by the Committee, but in any event not more than two times per year. Participation in any offering under the Plan neither limits, nor requires, participation in any other offering except that no employee may have more than one authorization for a payroll deduction in effect simultaneously.

     Participation in the Plan. (a) Options to purchase the Company’s Common Stock under the Plan are granted only to Eligible Employees. An Eligible Employee is a person regularly employed by the Company or a Subsidiary for more than one year and for at least twenty hours per week on the the effective date of any offering of the Plan. With respect to any offering under the Plan, options to purchase Shares are granted to all Eligible Employees of the Company and its Subsidiaries (other than any Subsidiary whose employees have been excluded from such offering by the Board of Directors) who have elected to participate in such offering; provided, however, that the Board of Directors may determine that any offering of Common Stock under the Plan will not be extended to highly compensated employees (within the meaning of Section 414(q) of the Code) of the Company or its Subsidiaries. In no event may an employee be granted an option under this Plan if such employee, immediately after the option is granted, owns Stock possessing five percent or more of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary.

     (b) An Eligible Employee may become a participant by completing the form provided by the Company for such purpose in connection with the applicable offering and filing it with the Plan Administrator (or such other person as may be designated by the Company on such form) prior to the commencement date of the applicable offering.

     Purchase Price. The purchase price for Shares purchased pursuant to the Plan is the lesser of (a) an amount equal to 85% of the Fair Market Value of the Stock on the Grant Date, or if no Shares were traded on that day, on the last day prior thereto on which Shares were traded; or (b) an amount equal to 85% of the Fair Market Value of the Stock on the Exercise Date, or if no Shares were traded on that day, on the last day prior thereto on which Shares were traded. The purchase price for Shares purchased pursuant to the Plan is payable only by means of payroll deductions.

     Payroll Deductions. (a) In the form filed by participants, an election is made to specify an amount which, in the aggregate during such offering, is not less than one percent (1%) and not more than ten percent (10%) of their Annual Pay which is deducted in equal (or as nearly equal as is practicable) installments on each payday during the time they are a participant in such offering. Payroll deductions for a participant commence on the commencement date of the offering to which the authorization for a payroll deduction is applicable and end on the termination date of such offering unless sooner terminated by the Participant.

     (b) A participant may discontinue his participation in the Plan. During each Offer Period, a participant may reduce the rate of payroll deductions one time for that offering by giving written notice of such reduction to the Plan Administrator.

     Grants of Options. Subject to the limitations set forth below in the Plan, each Eligible Employee participating in an offering is granted an option to purchase a fixed maximum number of Shares determined by the following procedure:

Step 1 –	Determine the aggregate amount which would be withheld from the Eligible Employee’s pay during the applicable Offer Period in accordance with such Eligible Employee’s authorization for a payroll deduction;

28

Step 2 –	Determine the figure which represents 85% of the Fair Market Value on the Grant Date;

Step 3 –	Divide the figure determined in Step 1 by the figure determined in Step 2 and round off the quotient to the nearest whole number. Subject to the limitations set forth herein, this final figure shall be the fixed maximum number of Shares for which the Eligible Employee may be granted an option to purchase under the applicable offering.

     In the event the total maximum number of Shares for which options would otherwise be granted in accordance with this calculation under any offering exceeds the number of Shares offered, the Company shall reduce the maximum number of Shares for which Eligible Employees may be granted options to allot the Shares available in such manner as it shall determine, but generally pro rata, and shall grant options to purchase only for such reduced number of Shares. In such event, the payroll deductions to be made pursuant to the authorizations therefore shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.

     On the Grant Date each participating Eligible Employee is granted an option to purchase the number of Shares determined according to the Plan. Notice that an option has been granted is given to each participating Eligible Employee.

     All Shares included in any offering under the Plan in excess of the total number of Shares for which options are granted hereunder and all Shares with respect to which options granted hereunder are not exercised continue to be reserved for the Plan and are available for inclusion in any subsequent offering under the Plan.

     Limitations Of Number Of Options Which May Be Granted And Shares Which May Be Purchased. The following limitations shall apply with respect to the number of Shares for which each Eligible Employee who elects to participate in an offering under the Plan may be granted an option hereunder:

(1)	No Eligible Employee may purchase Shares under any one offering pursuant to the Plan for an aggregate purchase price in excess of 10% of his Annual Pay; and

(2)	No Eligible Employee participating in an offering and not withdrawing therefrom may purchase Shares under any one offering pursuant to the Plan for an aggregate purchase price which is less than 1% of his Annual Pay, unless such purchase relates to the full number of shares subject to the option granted to such Eligible Employee pursuant to the Plan; and

(3)	No Eligible Employee shall be granted an option to purchase Shares under the Plan if such Eligible Employee immediately after such option is granted, owns stock or holds options to purchase stock possessing in the aggregate five percent or more of the total combined voting power or value of the capital stock of the Company or of any Subsidiary (under the rules set forth in Section 424(d) of the Code); and

(4)	No Eligible Employee may be granted an option to purchase Shares which permits his right to purchase Stock under the Plan and all other stock option plans of the Company and of any Subsidiary pursuant to Section 423 of the Code to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of such Stock (determined on the Grant Date).

     Exercise of Option. Options to purchase Shares in offering are exercised automatically on the termination date of the applicable offering, for the purchase of the number of whole Shares subject to such participant’s option which the accumulated payroll deductions in his account at that time will purchase at the applicable option price.

     Rights As Stockholder. An Eligible Employee shall have no rights as a stockholder with respect to Shares subject to an option until such option has been exercised with respect to such Shares in connection with the terms hereunder. A certificate for the Shares purchased will be issued as soon as practicable after the termination of the applicable offering. Such Shares will be registered in the name of the applicable Eligible Employee.

     Options Not Transferable. Neither an Eligible Employee’s options nor the payroll deductions credited to such Eligible Employee’s account may be sold, pledged, assigned or transferred in any manner otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Eligible Employee, such options may only be exercised by him or her. If this provision is violated the right of the Eligible Employee to exercise such options shall terminate and the only right remaining hereunder with respect to such options and such payroll deductions will be to have paid over to the person entitled thereto the amount then credited to the Eligible Employee’s account.

     Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant nor may an amendment be made without prior approval of the stockholders of the Company if such amendment would:

(1)	Increase the maximum number of shares authorized under Paragraph 3 for sale under the Plan otherwise than as required to reflect a subdivision, a combination or a reclassification as provided in Paragraph 3 hereof; or

(2)	Expand the persons eligible to participate in the Plan beyond the employees of the Company and its Subsidiaries.

Federal Income Tax Consequences

     All Options to be granted under the Plan are intended to constitute Options granted pursuant to an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

     Under the provisions of Section 423 of the Code, neither the holder of an option granted pursuant to the plan (an “Option”) nor the Company will recognize income, gain, deduction or loss upon the grant of such Option or the purchase of Common Stock pursuant to the exercise of such Option. An optionee generally will be taxed only when the Company Stock acquired upon exercise of his Option is sold or otherwise disposed of in a taxable transaction.

     If the optionee sells or disposes of the shares of Common Stock prior to two years from the date the Option was granted and one year from the date of the transfer of such shares to him pursuant to the exercise of his Option, the optionee will recognize ordinary income in the year of such sale or disposition in an amount equal to the difference between the Option exercise price and the fair market value of such shares on the Exercise Date (whether or not that amount of ordinary income is more than the total amount of gain which would otherwise be recognized on such sale or disposition). The optionee’s tax basis in the shares will be increased by the amount of ordinary income recognized on such sale or disposition and the Company will be allowed a deduction in that amount. The difference between the optionee’s increased basis in such shares and the amount realized by such optionee on the sale or disposition will constitute a capital gain or loss (which will be long-term capital gain or loss if such shares were held by such optionee for more than one year).

     If the optionee holds the shares until after the expiration of two years from the date the Option was granted and one year from the date of the transfer of such shares to him pursuant to the exercise of his Option, in the event of the death of the optionee while owning such Common Stock or in the event of a sale or disposition of such stock, the optionee will recognize ordinary income in the year of such death or such sale or disposition whichever is applicable, in an amount equal to the lesser of (i) the excess of the fair market value of such Common Stock at the time of such death or such sale or disposition over the Option exercise price for such stock, or (ii) the excess of the fair market value of such stock at the time the Option was granted over such Option exercise price. In the case of such a sale or disposition by the optionee (but not in the case of the death of such optionee), the optionee’s tax basis in such Common Stock at the time of such sale or distribution will be increased by the amount of ordinary income so realized by the optionee. Any amount realized by such optionee on such sale or disposition in excess of such increased basis will be treated as long-term capital gain.

     All amounts withheld by the Company as payroll deductions authorized under the Plan are taxable to the participant and deductible by the Company as ordinary compensation and will have been subject to federal and state income tax and social security tax withholding.

     The Plan is not qualified under Section 401(a) of the Code.

PROPOSAL 4 – PROPOSAL TO AMEND THE COMPANY’S 1998 STOCK OPTION PLAN

General

     The 1998 Stock Option Plan (the “1998 Plan”), which was approved by the Stockholders at the 1998 Annual Meeting, is primarily for the benefit of eligible officers, directors and key employees of the Company. The 1998 Plan provides for the grant of both incentive and non-qualified stock options. The purpose of the 1998 Plan is to encourage and enable eligible directors, officers and key employees of the Company and its subsidiaries to acquire proprietary interests in the Company and its subsidiaries through the ownership of Common Stock of the Company and to attract and retain persons of ability, motivate and reward good performance and encourage directors, officers and key employees to continue to exert their best efforts on behalf of the Company and its subsidiaries.

     The Board of Directors believes it is in the best interests of the Company and its stockholders to increase the number of shares authorized and available for issuance under the 1998 Plan. As of October 31, 2000, there remained an aggregate of 175,100 shares available under the existing 1998 Plan.

     On October 26, 2000, the Board of Directors approved, subject to stockholder approval at the 2001 Annual Meeting of Stockholders, an amendment to increase the number of shares available for issuance under the Plan by 2,000,000 shares, from 2,000,000 to 4,000,000.

     Under the terms of the 1998 Plan, the Board of Directors or a committee of the Board of Directors (the “Committee”) may grant options to purchase shares of Common Stock to officers, directors and employees of the Company or of a subsidiary of the Company, and to certain consultants and advisors to the Company.

     On October 26, 2000, the Company granted options (contingent upon stockholder approval) to purchase shares of Common Stock pursuant to the 1998 Plan as follows: (i) each Named Executive Officer: 0 shares; (ii) all current executive officers as a group: 0 shares; (iii) all current directors who are not executive officers as a group: 0 shares (iv) all employees, including all current officers who are not executive officers, as a group: 503,000 shares. See “Executive Compensation.”

     A copy of the proposed amendment to the 1998 Plan is attached to this Proxy Statement as Exhibit B and is incorporated herein by reference. The amendment must be approved by a majority of all votes cast at the meeting on the proposal, provided that the total votes cast represent over 50% in interest of all shares entitled to vote on the proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1998 STOCK OPTION PLAN.

Description of 1998 Plan

     Effective Date. The effective date of the 1998 Plan is December 18, 1997. The 1998 Plan shall remain in effect until all shares subject to or which may become subject to the 1998 Plan shall have been purchased pursuant to options granted under the 1998 Plan, provided that options under the 1998 Plan must be granted within ten (10) years from the effective date.

     Shares Subject to the 1998 Plan. The shares of the Company’s Common Stock available for issuance under the 1998 Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the 1998 Plan is currently 2,000,000 shares of Common Stock (giving effect to the August 25, 1999, stock split). Any shares subject to an option which for any reason expires or is terminated may again be subject to an option under the 1998 Plan.

     Persons Eligible to Participate in the 1998 Plan. Under the 1998 Plan, options may be granted only to officers, directors and key employees of the Company or its subsidiaries, and certain consultants and advisors to the Company. There are currently approximately 200 employees (including nine executive officers and 12 non-executive officers) eligible to participate in the 1998 Plan, as well as five non-employee directors.

     Automatic Stock Option Grants. Pursuant to the 1998 Plan, on the last business day of October of each year during the term of the 1998 Plan, each then non-employee director (currently five persons) is automatically granted an option to purchase 3,000 shares of Common Stock (currently, an aggregate of 15,000 shares) at an option exercise price equal to 100% of the Market Price of such stock on the date of grant. All other awards under the 1998 Plan shall be made in the discretion of the Board of Directors or the Committee, and are not presently determinable.

     The following table indicates certain stock options which were awarded in October 2000 to each of the following individuals and groups under the 1998 Plan. The grants listed herein were made subject to stockholder approval of the proposed amendment.

Name and Position	Dollar Value ($)(1)	Number of Options
Each Named Executive Officer	—	0

Executive Officer Group	—	0

(Non-Executive Officer) Director Group	—	0

Non-Executive Officer - Employee Group	—	503,000

(1)	Options granted to the persons indicated in the table were granted at an exercise price of $11.625 per share, which was equal to 100% of the Market Price on the date of grant of the option.

     Administration of the 1998 Plan. The 1998 Plan is administered by the of the Board of Directors or by the Stock Option and Benefits Committee (the “Committee”). Subject to the provisions of the 1998 Plan, the Board of Directors or the Committee has the authority to determine the persons to whom options shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each option.

     Exercise Price, Terms of Exercise and Payment for Shares. The exercise price of options granted under the 1998 Plan is determined by the Committee, but in no event shall such exercise price be less than 100% of the Market Price of the Common Stock on the date of grant of the option in the case of qualified incentive stock options, or less than 75% of the Market Price in the case of non-qualified stock options. The “Market Price” is the closing per share price for the Company’s shares of Common Stock as reported by the New York Stock Exchange. As of March 13, 2001, the Market Price of the Company’s Common Stock was $13.15, and the value of all shares reserved under the 1998 Plan was approximately $26.3 million.

     Options may be exercised in whole or in part by the optionee, but in no event later than ten (10) years from the date of the grant. Any incentive stock option granted under the 1998 Plan to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary may not be purchased at a price less than 110% of the market price on the day the option is granted, and no such option may be exercised more than five (5) years from the date of grant. The purchase price for the shares must be paid in cash or shares of Common Stock of the Company, or a combination of both.

     Termination of Service. In the event that a holder of an option granted under the 1998 Plan ceases to be an employee of the Company or any subsidiary of the Company for any reason other than (i) termination for “cause” or (ii) death or total and permanent disability, any option or unexercised portion thereof, which is otherwise exercisable on the date of such termination, shall expire three (3) months from the date of such termination, but in no event after the option term. Any options which are not exercisable on the date of such termination immediately terminate.

     In the event that an optionee ceases to be an employee of the Company or any subsidiary as a result of termination for “cause,” any option or unexercised portion thereof, whether or not exercisable on the date of termination shall expire as of the date of termination of employment. In the event that an optionee voluntarily leaves the employment of the Company or any subsidiary and thereafter becomes employed by a business that is competitive with the business of the Company or any subsidiary, any option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire as of the date of termination of employment with the Company or such subsidiary.

     Upon the death or total and permanent disability of the holder of an option, any option or unexercised portion thereof which was otherwise exercisable shall expire within one year of the date of such death or disability, but in no event after the option term. Any options which were not exercisable on the date of such death or disability shall become immediately exercisable for a period of one year, but in no event after the option term.

     Options granted under the 1998 Plan are exercisable during the lifetime of the optionee only by the optionee. All options granted under the 1998 Plan are non-transferable except by will or under the laws of descent and distribution.

     Reorganization and Recapitalization. In case the Company is merged or consolidated with another corporation and the Company is not the survivor, or in case the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company shall either make appropriate provision for the protection of any outstanding options, including without limitation the substitution of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of the Common Stock of the Company, or upon written notice to the optionee, provide that the option must be exercised within 60 days or it will be terminated.

     In the event that dividends are payable in Common Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the number of shares available under the 1998 Plan will be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any option theretofore granted will be increased or decreased proportionately, as the case may be, as determined to be proper by the Board of Directors or the Committee.

     Limitation of Number of Shares That May be Purchased. For incentive stock options granted under the 1998 Plan, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

     Amendment and Termination of the 1998 Plan. With respect to any shares of stock at the time not subject to options, the Board of Directors may at any time and from time to time, terminate, modify or amend the 1998 Plan in any respect, except that no such modification or amendment shall be made absent the approval of the stockholders of the Company which would: (i) increase the maximum number of shares for which options may be granted under the 1998 Plan, or (ii) change the class of employees eligible for the grant of qualified incentive stock options.

Federal Income Tax Consequences

     Incentive Stock Options. All incentive stock options granted or to be granted under the 1998 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

     Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the Company will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

(a)	gain on the sale or other disposition; or

(b)	the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on the holding period of the shares on the date of sale or other taxable disposition.

     The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

     The 1998 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company’s Common Stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain “statutory option stock,” an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company’s Common Stock will recognize no gain or loss upon such exercise.

     Section 424(c)(3) of the Code provides that if “statutory option stock” is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

     Incentive stock options offer two principal tax benefits: (1) the possibility of recognizing a long-term capital gain rather than ordinary income to the extent of the excess of fair market value over the option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

     The Taxpayer Relief Act of 1997 (the “1997 Tax Act”) made significant changes to individual capital gains tax rates. The 1997 Tax Act generally reduces the maximum tax rate for gains realized by individual taxpayers from the sale of capital assets held for more than eighteen months from 28% to 20% (18% if the property has been held for more than five years and is acquired and sold after the year 2000). For capital assets held for more than one year but no more than eighteen months, the maximum tax rate remains at 28%, as it was under prior law. In addition, taxpayers otherwise subject to the 15% rate bracket will be entitled to a 10% maximum tax rate on long-term capital gains (8% if the property has been held for more than five years and is sold after the year 2000). The new maximum tax rates for long-term capital gains will apply for purposes of both the regular income tax and the alternative minimum tax. However, the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer’s alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

     In general, an option granted under the 1998 Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the “new option” is considered granted (such as the requirement that the exercise price of the option be not less than the fair market of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

     Non-Qualified Stock Options. All options granted or to be granted under the 1998 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

     A participant in the 1998 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 1998 Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

     Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

     The 1998 Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to the Company other shares of the Company’s Common stock owned by the optionee. If an optionee exchanges previously acquired Common Stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

     Basis and Holding Period of Shares. In most cases, the basis in shares acquired upon exercise of a non-qualified option will be equal to the fair market value of the shares on the employee’s income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date. However, if shares of previously acquired stock are surrendered to pay the exercise price of an incentive stock option or a non-qualified stock option, the basis and holding period of the shares received in exchange therefor are determined differently. The basis of the shares surrendered to pay the exercise price becomes the basis of an equal number of new shares received upon the exercise of the option, and the holding period of the new shares will include the holding period of the shares surrendered to pay the exercise price (except for the purpose of meeting the holding period required by Section 422 of the Code). The remaining shares received upon the exercise of an incentive option will have a basis equal to any cash paid on the exercise and any gain recognized on the disposition of statutory option stock under Section 424(c)(3) of the Code. The remaining shares received upon the exercise of a non-qualified option will have a basis equal to the fair market value of such shares less any cash paid on the exercise (the amount included in the optionee’s taxable income). The holding period for such remaining shares will begin on the date of receipt by the optionee.

     General. The 1998 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 1998 Plan and does not purport to be a complete description of all federal income tax aspects of the 1998 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1998 Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local consequences of participating in the 1998 Plan.

INDEPENDENT AUDITORS

     Ernst & Young LLP were the independent auditors for the Company during the year ended December 31, 2000. Fees for the last fiscal year were annual audit $170,500 and all other fees were $138,000. Although the Board of Directors has not yet selected independent auditors for the Company for the fiscal year ended December 31, 2001, it is expected that Ernst & Young LLP will be chosen. No representative of Ernst & Young LLP will be present at the Annual Meeting.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

     The Company’s Annual Report to Stockholders for the year ended December 31, 2000, which includes certain financial information about the Company, is being mailed together with this Proxy Statement to Stockholders. Additional copies of such Annual Report, along with copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference), are available without charge to stockholders upon written request to Investor Relations, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342. These documents and other information may also be accessed from the Company’s website — www.havertys.com.

PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company, 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342, no later than November 21, 2001, for inclusion in the Company’s Proxy Statement for the 2002 Annual Meeting.

     In connection with the Company’s Annual Meeting of Shareholders to be held in 2002, if the Company does not receive notice of a matter or proposal to be considered by February 5, 2002, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at the Annual Meeting.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By Order of the Board of Directors Jenny Hill Parker Vice President, Secretary and Treasurer

March 23, 2001 Atlanta, Georgia 37

APPENDIX A
AUDIT COMMITTEE CHARTER

Organization

     This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and submit it to the Board of Directors for approval and adoption. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. A member of the Committee shall be considered independent if the Board of Directors determines in its business judgment that such member has no relationship that may interfere with the exercise of independence from management and the Company. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls, the Company’s internal audit function, the annual independent audit of the Company’s financial statements, and the Company’s legal compliance and ethics programs as established by management and the Board. In so doing, the Committee shall maintain free and open communication with the Company’s independent auditors, the Company’s internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate, if it deems such action appropriate, any matter brought to its attention, and shall have full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

     The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee, together with the Board, will take the appropriate actions to reinforce the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement or modify them as appropriate.

•	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders. The Committee shall have the authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and any matters which the Committee believes are included in the written disclosures required by the Independence Standards Board and such other matters as the Committee deems appropriate. Annually, the Committee shall review and recommend to the Board the selection of the Company’s independent auditors, subject to shareholders’ approval.

•	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls, including the Company’s systems of monitoring and managing business risk, and the Company’s legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and with the independent auditors, with and without management present, to discuss the results of their respective examinations.

•	At least one member of the Committee shall review the interim financial statements with management and the independent auditors in connection with the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss with the independent auditors the results of the quarterly review and any other matters communicated to the Committee by the independent auditors. The chair, or other member designated by the chair, of the Committee may represent the Committee for the purposes of this quarterly review.

•	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including the judgment of management and the independent auditors, about the quality and not just acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and estimates by management, and the clarity of the disclosures in the Company’s financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters communicated to the Committee by the independent auditors under generally accepted auditing standards and such other matters as the Committee may deem appropriate.

A - 2

EXHIBIT A

AMENDMENT NUMBER ONE TO HAVERTY FURNITURE COMPANIES, INC. EMPLOYEE STOCK PURCHASE PLAN

The Employee Stock Purchase Plan of Haverty Furniture Companies, Inc., is hereby amended as follows:

“Shares Reserved for Plan,” shall be amended by deleting the second sentence of the first paragraph of said definition under the Plan and substituting the following new sentence therefor:

‘The maximum number of shares to be reserved and made available for sale under the Plan shall be 2,000,000 (giving effect to the June 30, 1993 and August 25, 1999 stock split).’

All other provisions of the Plan shall continue in full force and effect, and the foregoing amendment shall be effective on the date that such amendment is approved by the Company’s stockholders.

EXHIBIT B

AMENDMENT NUMBER ONE TO HAVERTY FURNITURE COMPANIES, INC. 1998 STOCK OPTION PLAN

The 1998 Stock Option Plan of Haverty Furniture Companies, Inc., is hereby amended as follows:

Section 4 of the Plan, entitled “Shares Reserved for Plan,” shall be amended by deleting the second sentence of such Section 4 and substituting the following new sentence therefor:

‘The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 4,000,000 (giving effect to the August 25, 1999, stock split); provided, however, that such shares shall be subject to the adjustments provided in Section 8(h).’

All other provisions of the Plan shall continue in full force and effect, and the foregoing amendment shall be effective on the date that such amendment is approved by the Company’s stockholders.

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HAVERTYS C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Havertys, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HAVFR3	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HAVERTY FURNITURE COMPANIES, INC.

1&2. To elect twelve directors of the Company for terms of one year, and until their successors are elected and qualified:	For All	Withold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. __________________________

01) Rawson Haverty 07) Rawson Haverty, Jr.

02) Clarence H. Ridley 08) Frank S. McGaughey, III

03) Fred J. Bates 09) M. Tony Wilkerson

04) John E. Slater, Jr. 10) L. Phillip Humann	( )	( )	( )

05) Robert R. Woodson 11) John T. Glover

06) Clarence H. Smith 12) Mylle B. Mangum

Holders of Class A Common Stock of Havertys are voting on nominees 01 through 09 and holders of Common Stock are voting on nominees 10 through 12.

Vote On Proposals	For	Against	Abstain

3. To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved and made available for sale under the Plan 500,000 shares as set forth in Exhibit A to the Proxy Statement.	( )	( )	( )

4. To approve an amendment to the Company’s 1998 Stock Option Plan to increase the number of shares of Common Stock reserved and made available for sale under the Plan 2,000,000 shares as set forth in Exhibit B to the Proxy Statement.	( )	( )	( )

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof. Please date and sign exactly as name(s) appears above. When signing as an attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.

___________________________ Signature [PLEASE SIGN WITHIN BOX] Date	___________________________ Signature (Joint Owners) Date

PROXY - SOLICITED BY BOARD OF DIRECTORS

HAVERTY FURNITURE COMPANIES, INC.

2001 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder(s) in HAVERTY FURNITURE COMPANIES, INC., hereby appoints and constitutes JENNY H. PARKER and DENNIS L. FINK, or either of them, to act as lawful attorney and proxy of the undersigned, with the power of substitution for and in the name and stead of the undersigned, to vote at the annual meeting of stockholders of the Company to be held on May 4, 2001, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, at 10:00 A.M., or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

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PROXY - SOLICITED BY BOARD OF DIRECTORS